Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-289198) of our report dated March 30, 2026, with respect to the audited consolidated financial statements of Scienture Holdings, Inc., which appear in this Annual Report on Form 10-K for the year ended December 31, 2025. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ CM3 Advisory

San Diego, California

March 30, 2026